                                                                   EXHIBIT 10.29

                                    SUBLEASE



     Agreement made this 13th day of October, 1998, between ESA, Inc., (hereinafter "Sublessor") and Genomic Solutions, Inc., 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108 (hereinafter "Sublessee").

                                   WITNESSETH

     WHEREAS, on or about January 21, 1994, Teachers Realty Corporation leased certain property (hereinafter the "Premises") in Chelmsford, Massachusetts to Sublessor pursuant to a written lease, a copy of which is attached hereto as Exhibit A, (the "Master Lease");

     WHEREAS, Teachers has transferred its interest in the Premises to W9/TIB Real Estate Limited Partnership (the "Landlord");

     WHEREAS, Sublessee desires to sublease a part of the Premises from Sublessor and Sublessor is willing to sublet a part of the Premises to Sublessee;

     NOW THEREFORE, for valuable consideration each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     1.  Demised Premises and Term.

     A. Sublessor hereby leases to Sublessee and Sublessee hereby sublets from Sublessor that portion of the Premises consisting of approximately 5,360 square feet of space shown as cross-hatched on Exhibit B including Subtenant's prorated share of common areas as described more particularly in the Master Lease (hereinafter the "Demised Premises") for a term of sixth months (hereinafter the "Term") commencing on
                    and ending          , unless sooner terminated as herein
         provided. Notwithstanding the provisions of Article 14.29 of the Master Lease, Sublessee shall have no right to extend the Term except as specifically provided in this Sublease.

     B. At the end of the first six (6) months, and at the end of each six (6) months thereafter, the Term of this Sublease shall be automatically extended upon the same terms and conditions as herein contained unless one party gives written notice to the other that it is terminating this Sublease at the end of the then existing Term, such notice to be given not less than thirty (30) days prior to the end of the Term.

     C. Sublessee shall have as appurtenant to the Demised Premises the right to use, in common with Sublessor and others entitled thereto, the driveways, roadways, hallways, elevators and stairways necessary for access to the Demised Premises.

     2. Basic Rent. During the Term, Sublessee shall pay to Sublessor, as Basic Rent for the Demised Premises rent of Thirty-five Thousand and 00/100 ($35, 000) Dollars annually, in equal monthly installments of Two Thousand Nine Hundred Sixteen and 67/100 ($2,916.67) Dollars, payable in advance on the first day of each and every month. All payments shall be due without billing or demand and without deduction, set-off or counterclaim, except insofar as Sublessor is entitled to, and actually receives, a set off, deduction or counterclaim from or against the Landlord in which event sublessee shall be entitled to its proportionate share of any such set off, counterclaim or deduction, if such set off, counterclaim or deduction relates to the Demised Premises. If the Term commences or ends other than on the first day of a month, then the rent for such month shall be prorated for such fractional period.

     3. Additional Rent. In addition to the Basic Rent to be paid by Sublessee, Sublessee shall pay to Sublessor, during the Term of this Sublease, as additional rent (hereinafter "Additional Rent") an amount equal to seven percent (7%) of all costs, charges and expenses (i) imposed on Sublessor in the Master Lease including, but not limited to, charges for Taxes and Operating Expenses as provided in Articles VIII and IX of the Master Lease, which Sublessor, as Tenant under the Master Lease, is obligated to pay pursuant to the terms of the Master Lease, other than Basic Rent as defined in Article III of the Master Lease and
(ii) incurred by Sublessor for utility, telephone and telecommunications, cleaning and maintenance services provided to the Premises and for copier and fax transmission charges provided in the Premises. Sublessor shall provide Sublessee with all calculations of, and demands for, any such costs, charges, expenses and Additional Rent provided to Sublessor by Landlord.

     4.  Additional Covenants of Sublessee and Sublessor.

     A. Except as otherwise expressly provided herein, all of the terms, covenants and conditions of the Master Lease are incorporated herein by reference and made a part hereof with the same force and effect as if set forth in their entirety, including, specifically, all of the provisions of Article

         6 of the Master Lease which are specifically applicable to Sublessee as provided in Article 6.1 (d) of the Master Lease, provided that the terms and conditions hereof shall be controlling whenever the terms and conditions of the Master Lease are contradictory to or inconsistent with the terms and conditions hereof, and provided further that those incorporated provisions of the Master Lease which are protective and for the benefit of Landlord shall in this Sublease be deemed to be protective and for the benefit of both Landlord and Sublessor, that references therein to "Landlord" and "Tenant" shall be deemed to refer to "Sublessor" and "Sublessee", respectively, that references therein to "this lease" shall be deemed to refer to "this Sublease" and that references therein to the "leased premises" or "Premises" shall be deemed to refer to the "Demised Premises." Sublessee covenants and agrees to be bound by the same terms and conditions as Sublessor as tenant under the Master Lease is now bound or may hereafter be bound under the Master Lease, and by all amendments and modifications thereof, and to observe, keep and perform all of the terms, covenants, agreements and conditions contained in the Master Lease to be performed on the part of Sublessor as a tenant thereunder, excepting the obligation to pay rent to Landlord and the obligations as provided for in Articles 1.2 except for the definition of "Permitted Uses," IV, 14.29, 14.30 and 14.17, in such a manner as will not cause a breach of the Master Lease and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the master Lease or the rights of Sublessor as tenant thereunder to be cancelled, terminated, forfeited or surrendered, or which would or might make Sublessor liable for any damages, claims or penalties. The foregoing agreement of Sublessee to observe and be bound by the covenants and agreements of Tenant under the Master Lease shall accrue to the benefit of Sublessor as if Sublessor were Landlord under the Master Lease, and shall include, by way of illustration but not limitation, Sublessee's agreement to obtain Sublessor's permission for any and all activities which may, under the Master Lease, be taken only with the permission of Landlord.

     B. To the maximum extent that this agreement may be made effective according to law, Sublessee agrees that it will protect and indemnify Sublessor and save Sublessor harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Sublessor by reason of (i) any accident, injury to or death of persons or damage to or loss of property, by theft or otherwise, occurring on or about the Demised Premises or any part thereof, unless arising out of the negligence of Sublessor or Sublessor's agents or employees, and (ii) any failure on the part of Sublessee to perform, fulfill or observe any of Sublessee's representations, warranties or agreements set forth in this Sublease. In case any action, suit or proceeding is brought against Sublessor by reason of any such occurrence, Sublessee, upon Sublessor's request, shall at Sublessee's expense, cause such action, suit or proceeding to be resisted and defended by counsel designated by Sublessor.

     C. This Sublease and all of the terms, covenants, representations, warranties, agreements and conditions hereof are in all respects subject and subordinate to the Master Lease.

     D. Notwithstanding anything contained in this Sublease to the contrary, Sublessor shall not have any obligation to construct, maintain, alter or repair the Premises, the Demised Premises, or any parking area or other facility or improvement thereon or appurtenant thereto or to provide Sublessee with any service of any kind or description whatsoever, nor shall Sublessor be responsible for the performance of Landlord's obligations under the Master Lease including, without limitation, Landlord's obligations described in Articles IV, 7.1 and
         14.30 of the Master Lease, or be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Sublessee as a result of any act or failure to act by Landlord or any default by Landlord in fulfilling its obligations under the Master Lease. If Landlord shall default in any of its obligations to Sublessor, Sublessor shall cooperate with Sublessee, upon request by Sublessee and at Sublessee's sole cost and expense, in enforcing Sublessor's rights against Landlord under the Master Lease.

     E. Sublessor shall not incur any liability whatsoever to Sublessee for any injury, inconvenience, incidental or consequential damages incurred or suffered by Sublessee as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Master Lease, nor shall such exercise constitute a constructive eviction or a default by Sublessor hereunder.

     F.  The Demised Premises are being leased in an "as is" condition".

     G. Subject to the terms of the Sublease, Sublessee shall use the Demised Premises only for the Permitted Uses.

     H. Notwithstanding the provisions of the Article 14.27 of the Master Lease, Sublessee shall not have any right to place a sign on the exterior of, or which is visible from, the exterior of the Premises or the Demised Premises. Sublessee shall not place any interior sign in the Premises without the written consent of Sublessor, which consent shall not be unreasonably withheld or delayed.

     5.  Defaults by Sublessee.

     A. In the event that Sublessee shall default in the payment of Basic Rent or Additional Rent hereunder, or default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublessor, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Landlord under the Master Lease with respect to defaults by Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were herein set forth in full, and Sublessee shall have all of the obligations of Tenant under the Master Lease with respect to such default.

     B. Sublessor may cure such default for the account of Sublessee, and any amount paid or incurred by Sublessor in so doing shall be deemed paid or incurred for the account of Sublessee and Sublessee agrees to reimburse Sublessor therefor and save Sublessor harmless therefrom; provided, that Sublessor may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublessor's interests under the Master Lease or to prevent injury or damage to persons or property. If Sublessee shall fail to reimburse Sublessor upon demand for any amount paid for the account of Sublessee hereunder, said amount shall be added to and become due as a part of the next payment of Basic Rent due hereunder.

     C. Notwithstanding anything to the contrary herein contained, for the purpose of determining the occurrence of events of default hereunder, the periods of ten (10) days and thirty (30) days set forth in Article XIII of the Master Lease shall be five (5) days and fifteen (15) days, respectively.

         6. Termination of Sublease. This Sublease shall terminate upon any termination of the Master Lease for any reason whatsoever which deprives Tenant under the Master Lease of possession of the Premises, without any liability therefor upon the part of Sublessor to Sublessee and with the same force and effect as if the date of such termination had expressly been provided in this Sublease as the date of termination hereof.

         7. Assignment. Sublessee shall not assign this Sublease, nor sublet or permit the Demised Premises or any portion thereof to be used by others.

         8. Warranties and Representations. Sublessee hereby represents and warrants that in entering into this Sublease, Sublessee has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Demised Premises or with respect to any other matter affecting the Demised Premises or this Sublease, but has relied solely upon such investigations, examinations and inspections as Sublessee has chosen to make or have made. Sublessee acknowledges that Sublessee has been afforded the opportunity for full and complete investigation, examination and inspection.

         9. Separate and Independent Activities of Sublessee and Sublessor. Sublessee and Sublessor and their respective employees and invitees shall in all respects operate separately and independently of each other, and nothing contained herein shall be deemed in any way to constitute Sublessee and Sublessor as partners or joint or co-venturers.

          10. Covenant of Quiet Enjoyment. Sublessee, upon paying the Basic Rent, and all Additional Rent and other charges herein provided for, and observing and keeping all covenants, agreements, and conditions of this Sublease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Sublease without hindrance by anyone claiming by, through or under Sublessor as such, subject, however, to the terms of this Sublease. Sublessor specifically disclaims any additional covenant of quiet enjoyment, either express or implied.

          11. [Intentionally deleted.]

          12. [Intentionally deleted.]

          13. Miscellaneous.

          A. Effect. This Sublease shall be binding upon the parties hereto, their executors, administrators, heirs, successors and assigns.

          B. Applicable Law. This Sublease shall be deemed made and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          C. Modification. Neither this Sublease nor any provision thereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by both parties, and then only to the extent set forth in such instrument.

          D. Landlord's Approval. The obligations of the parties hereunder are subject to the written approval of Landlord under the Master Lease. If, for any reason whatsoever, Landlord under the Master Lease refuses to consent to this Sublease within thirty (30) days after the date of execution hereof, this Sublease shall be void and of no force and effect and neither party shall have recourse against the other hereunder.

E. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

F. Sublessor's Consent. Sublessor's refusal to consent to or to approve any matter or thing, whenever, Sublessor's consent or approval is required under this Sublease or the Master Lease, shall be deemed reasonable if Landlord under the Master Lease has refused to give such consent or approval.

G. No Broker. Sublessee hereby represents and warrants that it has not dealt with any broker in connection with the transactions contemplated in this Sublease.

H. Sublessor's Obligations. Sublessor covenants and agrees, for itself and its successors and assigns, and for the benefit of Sublessee and its successors and assigns, that it shall perform and observe all the terms, covenants and conditions of the Master Lease, and that it shall do nothing, or not allow any situation to occur, which will have the effect of creating a breach or default under the Master Lease.

1. Third Party Beneficiaries. The obligations undertaken by Sublessor and Sublessee in this Sublease are for the benefit of Sublessor and Sublessee only, and neither any creditor of Sublessor or Sublessee, the Landlord, nor any other party (other than a successor in interest to Sublessee or Sublessor), shall have the right to rely on or enforce the provisions of this Sublease as a third-party beneficiary or otherwise.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

                               SUBLESSOR:
                               ESA, Inc.

                               By: /s/ Walter DiGiusto
                                  ---------------------


                               SUBLESSEE
                               Genomic Solutions, Inc.

                               By: [sig]
                                  ---------------------

                                    EXHIBIT A

                                      LEASE

LANDLORD:  Teachers Realty Corporation



TENANT:    ESA, Inc., a Massachusetts Corporation



PREMISES:  22 Alpha Road
           Chelmsford, Massachusetts



DATED:     As of January ___, 1994

                               TABLE OF CONTENTS
ARTICLE CAPTION                                                                  PAGE

I.   BASIC LEASE PROVISIONS                                                       1

     1.1  Introduction                                                            1
     1.2  Basic Data                                                              1
     1.3  Additional Definitions                                                  2

II.  PREMISES AND APPURTENANT RIGHTS                                              4

     2.1  Lease of Premises                                                       4
     2.2  Appurtenant Rights and Reservations                                     4

III. BASIC RENT                                                                   4

     3.1  Payment                                                                 4

IV.  COMMENCEMENT AND CONDITION                                                   5

     4.1  Commencement Date                                                       5
     4.2  Preparation of the Premises                                             6
     4.3  Conclusiveness of Landlord's Performance                                8
     4.4  Tenant's Delays                                                         9

V.   USE OF PREMISES                                                             10

     5.1  Permitted Use                                                          10
     5.2  Installation and Alterations by Tenant                                 11

VI.  ASSIGNMENT AND SUBLETTING                                                   13

     6.1  Prohibition                                                            13

VII. RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES; SERVICES TO BE       15
     FURNISHED BY LANDLORD

     7.1  Landlord Repairs                                                       15
     7.2  Tenant's Agreement                                                     16
     7.3  Floor Load - Heavy Machinery                                           17
     7.4  Building Services                                                      17
     7.5  Electricity                                                            18

                               TABLE OF CONTENTS

ARTICLE CAPTION                                                                  PAGE

VIII. REAL ESTATE TAXES                                                            19

     8.1  Payment on Account of Real
          Estate Taxes                                                             19
     8.2  Abatement                                                                19
     8.3  Alternate Taxes                                                          20


IX   OPERATING EXPENSES                                                            21

     9.1  Definitions                                                              21
     9.2  Tenant Payments                                                          21
     9.3                                                                           22

X    INDEMNITY AND PUBLIC LIABIITY INSURANCE                                       22

     10.1 Tenant's Indemnity                                                       22
     10.2 Public Liability Insurance                                               23
     10.3 Tenant's Risk                                                            23
     10.4 Injury Caused by Third Parties                                           23
     10.5 Landlord's Insurance                                                     24

XI   LANDLORD'S ACCESS TO PREMISES                                                 24

     11.1 Landlord's Rights                                                        24

XII. FIRE, EMINENT DOMAIN, ETC.                                                    24

     12.1 Abatement of Rent                                                        24
     12.2 Landlord's Right of Termination                                          25
     12.3 Restoration                                                              25
     12.4 Award                                                                    25

XIII. DEFAULT                                                                      26

     13.1 Tenant's Default                                                         26
     13.2 Landlord's Default                                                       28

XIV. MISCELLANEOUS PROVISIONS                                                      28

     14.1 Extra Hazardous Use                                                      28
     14.2 Waiver                                                                   29
     14.3 Covenant of Quiet Enjoyment                                              29


                               TABLE OF CONTENTS


ARTICLE CAPTION                                                           PAGE



     14.4      Landlord's Liability                                        29
     14.5      Notice to Mortgagee or Ground Lessor                        30
     14.6      Assignment of Rents and Transfer
               of Title                                                    30
     14.7      Rules and Regulations                                       31
     14.8      Additional Charges                                          31
     14.9      Invalidity of Particular Provisions                         31
     14.10     Provisions Binding, Etc.                                    32
     14.11     Recording                                                   32
     14.12     Notices                                                     32
     14.13     When Lease Becomes Binding                                  32
     14.14     Paragraph Headings                                          33
     14.15     Rights of Mortgagee or
               Ground Lessor                                               33
     14.16     Status Report                                               33
     14.17     Security Deposit                                            33
     14.18     Remedying Defaults                                          35
     14.19     Holding Over                                                35
     14.20     Waiver of Subrogation                                       36
     14.21     Surrender of Premises                                       36
     14.22     Intentionally Omitted                                       36
     14.23     Brokerage                                                   37
     14.24     Special Taxation Provisions                                 37
     14.25     Hazardous Materials                                         37
     14.26     Governing Law                                               39
     14.27     Intentionally Omitted                                       39
     14.28     Net Lease                                                   40
     14.29     Option to Extend                                            40
     14.30     4500 Permit                                                 43
     14.31     Access Termination Right                                    44


                                      LEASE

                                    Preamble


     THIS INSTRUMENT IS A LEASE, dated as of January     , 1994 in which the
     Landlord and the Tenant are the parties hereinafter named, and which relates to the building (the "Building") known and numbered as 22 Alpha Road, Chelmsford, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS


1.1 INTRODUCTION, The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2  BASIC DATA.

     LANDLORD: Teachers Realty Corporation

     LANDLORD'S ORIGINAL ADDRESS:
      c/o Finard & Company, Inc.
      Three Burlington Woods Drive
      Burlington, MA 01803

     TENANT: ESA, Inc., a Massachusetts corporation

     TENANT'S ORIGINAL ADDRESS: 45 Wiggins Avenue, Bedford, MA 01730

     GUARANTOR: N/A

     BASIC RENT:

               LEASE YEAR                  BASIC RENT (PER ANNUM)                      MONTHLY PAYMENT
               ----------                  -----------------------                      ---------------
                    1                            $305,067.84                              $25,422.32
                    2                            $305,067.84                              $25,422.32
                    3                            $333,956.84                              $27,829.74
                    4                            $333,956.84                              $27,829.74
                    5                            $377,290.34                              $31,440.87
                    6                            $377,290.34                              $31,440.87
                    7                            $391,734.84                              $32,644.57
                    8                            $391,734.84                              $32,644.57
                    9                            $409,068.24                              $34,089.02
                    10                           $409,068.24                              $34,089.02

             PREMISES RENTABLE AREA: Approximately 57,778 square feet.

     PERMITTED USES: To the extent permitted by applicable law and local zoning ordinances and by-laws, office, light manufacturing, analytical testing laboratory and light research and development, but specifically excluding any use which would cause any portion of the Premises to be deemed a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, as amended.

     ESCALATION FACTOR: 100%.

     INITIAL TERM: Ten (10) Lease Years commencing on the Commencement Date.

     SECURITY DEPOSIT: $700,000.00 in the form of a Letter of Credit subject to reduction pursuant to Section 14.17 hereof

1.3  ADDITIONAL DEFINITIONS.

     MANAGER: Finard & Company, Inc.

     BUILDING RENTABLE AREA: 57,778 rentable square feet.

     BUSINESS DAYS: All days except New Year's Day, Washington's Birthday, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

     COMMENCEMENT DATE: As defined in Section 4.1.

     DEFAULT OF TENANT: As defined in Section 13.1.

     ESCALATION CHARGES: The amounts prescribed in Sections 8.1 and 9.2.

     ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by the Building Rentable Area.

     FORCE MAJEURE: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

     INITIAL PUBLIC LIABILITY INSURANCE: $1,000,000 per person; $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

     LEASE YEAR OR LEASE YEAR: Each consecutive 12 calendar month period immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month of the Initial Term. The first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

     OPERATING EXPENSES: As set forth in Section 9.1.

     OPERATING YEAR: As defined in Section 9.1.

     PREMISES: The Building as shown on Exhibit A annexed hereto.

     PROPERTY: The Building and the land parcel on which it is located (including adjacent sidewalks).

     TAX YEAR: As defined in Section 8.1.

     TAXES: As determined in accordance with Section 8.1.

     TENANTS REMOVABLE PROPERTY: As defined in Section 5.2.

     CONSTRUCTION DOCUMENT DELIVERY DATE: March 7, 1994.

     CONSTRUCTION DOCUMENTS: Shall mean detailed architectural plans and specifications indicating all work, alterations and improvements to be performed in the Building by Landlord. Such construction documents will include and not be limited to architectural plans and details and design/build plans and outline specifications indicating mechanical plumbing and electrical requirements.

     TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

     UTILITY EXPENSES: As defined in Section 9.1.

     EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

     Exhibit A - Plan showing Premises
     Exhibit B - Intentionally Omitted
     Exhibit C - Rules and Regulations
     Exhibit D - Intentionally Omitted
     Exhibit E - Operating Expense
     Exhibit F - Tenant's Janitorial Specifications
     Exhibit G - Tenant's Approved Signage

                                   ARTICLE II

                        PREMISES AND APPURTENANT RIGHTS.


     2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.


     2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the exclusive right (subject to the rights of Landlord under this Lease and any mortgagee of the Property) to use the Property, and permit its invitees to use the public or common lobbies, hallways, the parking area located on the Property and the common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor. Tenant shall also have the right in common with others from time to time entitled thereto to use Alpha Road and that certain "40' Access Easement" and "Var. Width Access Easement" shown (the "Access Easements") on that certain Subdivision Plan of Land recorded in the Middlesex (North) Registry of Deeds in Plan Book 134, Plan 31 for vehicular and pedestrian access to and egress from the Property. Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 (and of which Tenant has notice) and to the right of Landlord to designate and change from time to time areas and facilities so to be used.


          (b) During such times, if any, as Tenant is not the only occupant of the Building, Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.


                                  ARTICLE III

                                   BASIC RENT


     3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement, deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. In the event that during any 12 calendar month period, Tenant shall fail to pay any installment of Basic Rent within ten (10) days after the due date thereof on two occasions then, Tenant shall thereafter pay, in addition to any Escalation Charges or other additional charges due under this Lease, an administrative fee equal to 5% of the overdue payment on each such subsequent occasion.

     (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                   ARTICLE IV

                           COMMENCEMENT AND CONDITION


4.1 COMMENCEMENT DATE. Subject to the limitations hereafter set forth, the Commencement Date shall be the last to occur of (i) that date which is 31 days after August 1, 1994 (such date as it may be extended pursuant to the terms of this Lease being the "Construction Completion Date"), or (ii) the day which is 30 days after the date on which the Premises are "ready for occupancy" as provided in Section 4.2. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Commencement Date as it is determined in accordance with the provisions of this Section 4.1.

     Landlord shall allow Tenant to enter the Premises on the Substantial Completion Date (as determined by Landlord) for purposes of Tenant setting up its work stations and equipment and performing trial runs of its testing and manufacturing equipment. Notwithstanding that the Commencement Date shall not occur until a subsequent date, Tenant shall, from and after the date of such entry, be bound by the terms, covenants, provisions and agreements contained in the Lease (except the obligation to pay Basic Rent and Taxes) during such period prior to the Commencement Date (said period being the "Early Occupancy Period") including, without limitation the provisions of Article X and Article V. Tenant shall also be responsible for all costs for utilities used and consumed in the Premises during the Early Occupancy Period. Nothing contained herein shall be deemed or construed to mean that Tenant may occupy the Premises for the Permitted Use during the Early Occupancy Period. Any occupancy of all or any part of the Premises by Tenant for the Permitted Uses (other than the limited purpose of setting up work stations and equipment and performing trial runs on testing and manufacturing equipment) shall result in the Commencement Date occurring regardless of the condition or state of completion of Landlord's Work and Tenant shall permit Landlord to continue to perform Landlord's Work in the Premises. Tenant shall not interfere in any regard with Landlord's completion of Landlord's Work and hereby agrees to be bound by the direction of Landlord's contractor or the Construction Manager (as hereafter defined) in the event of any conflicts between the Landlord's Work and the work being performed by Tenant.

4.2 PREPARATION OF THE PREMISES (a) Tenant agrees to deliver the Construction Documents to Landlord not later than the Construction Document Delivery Date. Tenant hereby agrees to engage Facility Planning and Management, Inc. (the "Architect") for architectural work and an engineering consultant mutually acceptable to Landlord and Tenant for engineering work in connection with developing Construction Documents and Tenant's Plans. Landlord shall have the right to review and approve the contract and scope of work for the contract with the Architect.

     Landlord shall have the right to review and approve (if acceptable) or reject (if not acceptable) the Construction Documents with respect to the impact of the proposed improvements described therein on the Building's structure and mechanical, electrical and plumbing systems. Landlord's review and approval of Construction Documents shall not be unreasonably withheld or delayed provided however, Landlord may reject any aspect of the Construction Documents or Tenant's Plans if Landlord determines that such plans call for work or improvements which will have a material adverse affect on the Base Building Systems. Landlord shall approve or reject (with detailed comments) any aspect of the Construction Documents within 5 days after receipt of same from Tenant. If Landlord shall approve all aspects of such Construction Documents then, the Landlord shall cause its Construction Manager to commence the Bidding Process (as hereafter defined). If Landlord shall reject any aspect of the Construction Documents then, Tenant shall cause its Architect to make such revisions to the Construction Documents as were described in Landlord's notice of rejection. Tenant shall resubmit such revised Construction Documents to Landlord within 5 days after Tenant's receipt of Landlord's comments. Thereafter, Landlord shall have a period of 5 days to review such re-submitted Construction Documents.

     Landlord and Tenant hereby agree that they shall complete and agree upon the content of the Construction Documents on or before the date which is 15 days after the Construction Document Delivery Date. Once approved by Landlord and Tenant, the final Construction Documents as approved by Landlord and Tenant shall be deemed to be "Tenant's Plans" for all purposes under this Lease.

     Upon finalization and approval of Tenant's Plans by Landlord and Tenant, Landlord shall cause its Construction Manager to solicit bids (the "Bidding Process") for the work required by Tenant's Plans calling for an AIA

     Guaranteed Maximum Price Contract. Landlord shall have the right to select the contractors and workmen performing Landlord's Work but shall use good faith efforts to select the lowest bid submitted by a qualified responsible contractor.

     Upon completion of the Bidding Process, the Construction Manager shall promptly provide Tenant with a statement of all Construction Costs (as hereafter defined) necessary to complete the Premises in accordance with Tenant's Plans (a "Construction Cost Statement"). The Construction Cost Statement shall be submitted to Tenant within 30 days after finalization of the Tenant's Plans. Tenant shall notify Landlord in writing within seven
     (7) days of Tenant's receipt of such Construction Cost Statement, of either its approval thereof and its authorization to Landlord to proceed with construction in accordance with Tenant's Plans or any changes in Tenant's Plans. In the event Tenant elects the latter alternative (namely, to change Tenant's Plans), Landlord shall within seven (7) days of receipt of said changes in Tenant's Plans quote to Tenant all changes in Construction Costs resulting from the changes in Tenant's Plans in the form of a revised Construction Cost Statement. Tenant shall, on or before the seventh (7th) day following the receipt by Tenant of the revised Construction Cost Statement, give written authorization to Landlord to proceed with the construction in accordance with Tenant's Plans and the Construction Cost Statement as modified. Tenant shall reimburse Landlord, for OBS Costs (as said term is hereafter defined) in the manner hereafter set forth. Landlord and Tenant hereby agree that the changes to Tenant's Plans by Tenant as contemplated by this paragraph (provided that they are made within the required time periods) shall not be construed as "Tenant's Delays" pursuant to Section 4.4(a)(iii) hereof.

     Landlord shall bear the Construction Costs (as hereafter defined) necessary to perform Landlord's Work (as said term is hereinafter defined) in an amount which shall not exceed One Million One Hundred Fifty Five Thousand Five Hundred Sixty and No/100ths ($1,155,560.00) Dollars (the "Allowance"). All Construction Costs associated with performing Landlord's Work in excess of the Allowance ("OBS Costs") shall be borne by Tenant and paid as and when Tenant is billed therefor by Landlord. As used herein, the term "Construction Costs" shall mean (i) the total cost for all work, materials, supplies, labor, overhead, permits, approvals, general conditions and alterations of existing Building systems (if required) necessary to complete Landlord's Work (ii) the cost of architectural and engineering fees incurred in connection with developing Contract Documents and Tenant's Plans and (iii) a construction management and oversight fee equal to 3% of the total amount of the Construction Costs described in clauses (i) and
     (ii) hereof (including the amount of any OBS Costs) payable to Finard & Company, Inc. (the "Construction Manager") for the construction of the Premises in accordance with Tenant's Plans. It is agreed and understood that the maximum amount which Landlord will be required to advance under this Lease in connection with Landlord's Work is the amount of the Allowance and Landlord shall retain any unused portion of the Allowance. Any failure by Tenant to pay when due any amount required in this paragraph shall entitle the Landlord to the same rights and remedies as a failure by Tenant to pay Basic Rent when due.

     Landlord shall exercise all reasonable efforts to complete the work ("Landlord's Work") necessary to prepare the Premises for Tenant's occupancy substantially in the manner shown on the Tenant's Plans, but Tenant shall have no claim against Landlord for failure to timely complete such Landlord's Work. Landlord shall perform Landlord's Work in accordance with all applicable Laws, including without limitation the ADA (as hereafter defined). Notwithstanding the foregoing to the contrary, it is agreed that Landlord shall not be required to bring the Building elevator system into compliance with the ADA. Unless the Premises shall become a place of public accommodation" (as defined in the ADA), Tenant shall not be required to bring the elevator system into compliance with the requirements of the ADA.

     (b) The Premises shall be deemed "ready for occupancy" on the first Business Day (the "Substantial Completion Date") as of which (i) Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so called "punch list" items) and (ii) Landlord shall have obtained a Certificate of Occupancy (temporary or otherwise) for the Premises. Landlord and Tenant shall agree upon a punch-list on or before the date the Premises are "ready for occupancy". Landlord shall complete all punch-list items within 30 days after completion of such written punch-list and Tenant shall afford Landlord access to the Premises for such purposes. Tenant shall have a period of seven days following the expiration of such 30 day period within which to give Landlord written notice of any matter set forth on the punch-list that has not been performed.

4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Except for Landlord's Work, the Premises are being leased in their condition, "as is" without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work, has found the same to be satisfactory. In the event that during the first 120 days after the Commencement Date, Tenant shall provide Landlord with written notice of a latent defect in the performance of Landlord's Work which defect could not have been discovered at the time of creation of the punch-list as set forth above, then Landlord shall remedy such claimed defect within 60 days after such notice.

     For purposes of this Article IV, the term "Landlord's Work" shall mean and include such work and repairs (the "Landlord's Mechanical Work") as are necessary in order to bring the Building HVAC System (exclusive of systems installed by Tenant) and its elevator system into good operating condition. The costs associated with performing Landlord's Mechanical Work shall not be charged against the Allowance. Landlord shall not be required to bring the Building Elevator System or any component thereof into compliance with the ADA.

4.4 TENANT'S DELAYS. (a) If a delay shall occur in the Substantial Completion Date as the result of:

     (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason; or

     (ii) failure of Tenant to complete and deliver Construction Documents on or before the Construction Document Delivery Date or any failure of Tenant to authorize Landlord to proceed with Landlord's Work as and when provided in this Lease; or

     (iii) any change by Tenant in Tenant's Plans (except as permitted by the 5th paragraph of Section 4.2(a) hereof with respect to changes pertaining to the Construction Cost Statement) once approved by Landlord or any failure by Tenant to respond to any request for approval of Construction Cost Statement or modifications thereto within the time and manner provided in this Lease; or

     (iv) any other act or omission of Tenant or its officers, partners, agents, servants or contractors; or

     (v) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) or (iv) of this paragraph and the fitting of such Work back into the schedule;

     then, in any such event, Tenant shall, from time to time and within ten
     (10) days after written demand therefor, pay to Landlord for each day the Substantial Completion Date is delayed by reason of the delays referred to in clauses (i), (ii), (iii), (iv) and (v) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) for each such day of delay.

     (b) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in that paragraph.

     (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay".

     (d) If, as a result of Tenant's Delay, the Substantial Completion Date is delayed in the aggregate for more than one hundred twenty (120) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

     (e) The Construction Completion Date shall automatically be extended for the period of any delays caused by Tenant's Delay or Force Majeure.

                                    ARTICLE V

                               USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses.

     (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

           (i)  Intentionally Omitted;

          (ii) Except as provided in Section 14.27 hereof, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors.

          (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building;

          (iv) Tenant shall, in its use and occupancy of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended and any regulations promulgated thereunder; and

          (v) Tenant shall continuously (except for regularly scheduled annual shut-downs) occupy the Premises for the Permitted Uses and for no other purposes.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements shall
     (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof;
     (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord except as provided in Section 14.21 hereof. It is agreed and understood that Landlord shall have the right to review and approve all changes to any plans which Landlord shall have approved pursuant to this Section 5.2(a). It is also agreed and understood that Landlord shall not be deemed to be unreasonable in denying its consent to alterations, additions and improvements to the Premises which affect "Base Building Systems" (as said term is hereafter defined). Landlord may condition the granting of its consent to alterations and improvements by Tenant upon the requirement that Tenant remove any such alteration or improvement (repairing any damage) upon expiration or earlier termination of the Term of this Lease. Notwithstanding the provisions of the first sentence of this Section 5.2(a) and Section 5.2(a)(i) to the contrary, but subject to all other terms and provisions of this Lease including, without limitation, all other provisions of Section 5.2(a), (b), (c), (d), (e) and
     (f), Landlord's consent shall not be required with respect to minor alterations or improvements which (a) do not affect "Base Building
     Systems" and (b) have an aggregate cost of completion of less than $10,000.00 per occurrence.

     As used herein, the term "Base Building Systems" shall mean (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises) (ii) the exterior of the Building (iii) the Building HVAC distribution system (iii) any fire safety prevention/ suppression system and (iv) the roof or any structural element or component of the Building.

     (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

     (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

     (d) All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation or Landlord's Work and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and Tenant shall not employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against Liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

     (e) In connection with the performance of any alterations, improvements, changes or additions to the Premises as contemplated by Section 5.2 of this Lease, in the event that any such improvement, alteration, change or addition to the Premises to be performed by Tenant ("Work") affects so-called "Base

     Building Systems" and to the extent that such Work is not performed by Landlord or a general contractor employed directly by Landlord, Tenant hereby agrees to use the services of a construction management firm designated by Landlord to oversee, coordinate and review all aspects of any such Work. The cost and expense of the services of such construction manager shall be borne by Tenant but only to the extent that such costs and expenses are comparable to and competitive with the costs and -expenses charged by other firms engaged in construction management and oversight services in the general geographic location of the Building for services of a similar scope and type.

     (f) Tenant hereby assigns to Landlord all benefits, rights and agreements granted to Tenant (whether now existing or hereafter arising) in connection with any warranty or guaranty arising out of any work, alterations, improvements, appliances or equipment installed in or within the Premises by Tenant (but only to the extent that such Property shall become the Property of Landlord). Landlord shall have the right to enforce such rights, benefits and agreements (i) in the event that Tenant is obligated to do so and shall refuse after written request from Landlord or (ii) upon the occurrence of a Default of Tenant.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

     (b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock (except to the extent that stock of Tenant is publicly traded) or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events
     (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

     (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect the Permitted Uses.

     (d) In connection with any request by Tenant for consent to assignment or subletting, Tenant shall submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within thirty
     (30) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Article VI of the Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. In any case where Landlord consents to an assignment of this Lease, Landlord shall be entitled to receive 75% of all amounts received by Tenant as consideration for such assignment. Further, in any case where Landlord consents to a subletting, Landlord shall be entitled to receive 75% of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent, Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith).

     (e) Provided that Tenant is not in default in the performance or observance of any term covenant or provision contained in this Lease to be performed or observed by Tenant, Landlord shall not be permitted to exercises the Take Back Option in connection with a request by Tenant for Landlords consent for subletting of up to 15,000 square feet (in the aggregate) of the Premises for a term of not greater than two years. All other provisions of this Article VI (including the requirement for Landlord's Consent) shall be applicable to any such request.

                                   ARTICLE VII

              RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;

                      SERVICES TO BE FURNISHED BY LANDLORD



7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, exterior public areas of the Property, exterior walls, the structure of the Building, the HVAC system serving the Premises (exclusive of any special HVAC systems which are not installed by Landlord after completion of Landlord's Work), building elevators, fire suppression and life safety systems, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Property caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly provided in this Section
     7.1 unless expressly provided otherwise in this


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




     Lease. Landlord shall cause the landscaped areas of the Property to be maintained in an attractive appearance and shall cause snow and ice to be removed from the parking areas (including sidewalks and entry ways) on the Property. Landlord shall also perform repairs and striping to the parking areas. All costs and expenses incurred by Landlord in performing its obligations under this Section 7.1 shall be included in Operating Expenses (as said term is hereafter defined) except that Tenant shall, as an additional charge hereunder and within thirty (30) days after being invoiced by Landlord, reimburse Landlord directly for all costs and expenses incurred by Landlord in repairing or maintaining the roof top HVAC units servicing the Premises.

     (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, given the nature of the repair as it pertains to interference with Tenant's use and enjoyment of the Premises, or fails to proceed with reasonable diligence to complete such repairs.

     (c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons.

7.2 TENANT'S AGREEMENT. (a) Tenant will, at its sole cost and expense, keep neat and clean and maintain in good order, condition and repair the Premises and the Property and every part thereof including all mechanical, electrical and plumbing systems, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation of the foregoing, Tenant hereby agrees, at its sole cost and expense, to (i) repair and maintain all. all lights within the Premises and all parking area lights on the Property and (ii) repair and maintain all plumbing, mechanical and electrical systems except for those matters which are Landlord's obligation pursuant to Section 7.1. Without limitation, Tenant shall, at its sole cost and expense, continually during the Term of this Lease maintain the Premises in accordance with all statutes, laws, codes and ordinances from time to time in effect including, without limitation, the Americans with Disabilities Act of 1990, as amended and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable Board of Fire Underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building
                                      -16-
     caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom). Tenant shall be responsible for the payment of all charges for electricity, gas or other utilities used or consumed in the Premises. Tenant shall be responsible for the removal and disposal of all refuse and waste generated from the Premises and shall maintain a dumpster service contract with a reputable dumpster service company throughout the Term of this Lease. The location of such dumpster shall be subject to the reasonable approval of Landlord. In no event shall such dumpster be visable from the street or interfere with the use of the parking or loading areas on the Property and shall be in compliance with all applicable codes, by-laws and ordinances.

     (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of
     Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

     (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. (a) Tenant shall be responsible for obtaining water and sewer service for the Premises and shall make arrangements with the applicable utility for such service, including water for fire suppression systems. Tenant shall be responsible for the cost of all water and sewer charges assessed to the Premises or the Property.

     (b) Landlord reserves the right upon not less than 24 hours advance notice (except in the case of emergency when, no notice shall be required) to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the reasonable judgment of Landlord necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. To the extent when its reasonable control, Landlord shall use good faith efforts to restore any service or utility suspended or curtailed by Landlord hereunder.

7.5 UTILITIES. Landlord shall permit Landlord's existing wires, pipes, risers, conduits and other electrical equipment of Landlord to be used for the purpose of providing electrical service to the Premises. Tenant shall purchase and receive electric current for the Premises directly from the utility company serving the Building. Tenant shall be responsible for all costs and expenses of providing electricity and all other utilities to the Building and the parking areas on the Property and shall arrange directly with each respective utility for service and direct billing to Tenant. Landlord shall not be responsible for any such utility bills. Tenant covenants and agrees that its electrical usage and consumption and that its total connected load will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control. Tenant shall purchase and install all lamps, tubes, bulbs, starters and ballasts. Tenant shall pay all charges for electricity, gas and other utilities used or consumed in the Premises. Tenant shall bear the cost of repair and maintenance of any electric or gas meter used or to be installed in (or serving) the Premises.

                                  ARTICLE VIII

                                REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean all real estate taxes, special assessments and betterment assessments assessed with respect to the Property for any Tax Year.

     (b) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Taxes for each Tax Year (or partial Tax Year) falling within the Term of this Lease, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

     (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

     Notwithstanding the foregoing to the contrary and provided that there shall exist no Default of Tenant hereunder, if at the time of reconciliation with respect to any Tax Year, there is an overpayment of estimated amounts by Tenant hereunder, all amounts in excess of the equivalent of 2 months of such payments shall be reimbursed directly to Tenant. The balance of such overpayments shall be credited as herein provided.

8.2 ABATEMENT, If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall, provided there does not then exist a Default of Tenant, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor against the obligations of Tenant next falling due under this
     Article VIII; provided, that in no event shall Tenant be entitled to receive a credit equal to more than the payments made by Tenant on account of real estate taxes for such Year pursuant to paragraph (b) of Section
     8.1. Provided that (i) Tenant has paid all amounts payable by Tenant pursuant to this Article VIII as and when same shall be due and (ii) Tenant shall not be in default (beyond applicable notice and cure periods, if any) in the performance or observance of any term, covenant or condition contained in this Lease to be performed or observed by Tenant, upon the written request of Tenant, Landlord shall (at the sole cost and expense of Tenant) apply for and thereafter diligently prosecute to completion, petitions for abatement of Taxes in future Tax Years. It is agreed and understood that it any such petition for abatement of taxes requested by Tenant shall be denied, the Landlord's costs and expenses incurred in connection with preparation and prosecution of any such petition or any further appeals, including, without limitation, reasonable attorneys fees and consultants fees shall be paid by Tenant as an additional charge under this Lease within 30 days after written demand for payment of such sums by Landlord. If such petition is successful, the provisions of the first sentence of this Section 8.2 shall apply. In no event shall Tenant ever be permitted to file a petition for an abatement or refund of Taxes whether in its own name or on behalf of Landlord unless Landlord shall consent to such filing in writing, which consent may be granted or denied by Landlord in its sole and absolute discretion.

8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

     (b) If a tax (other than Federal or State net income or franchise tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                   ARTICLE IX

                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

          (i) Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

          (ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, repair, maintenance and management of the Property all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

          (iii) Utility Expenses: Intentionally Omitted.

9.2 TENANT'S PAYMENTS, (a) Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) Operating Expenses for each Operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

     (b) Tenant hereby agrees to pay all costs and expenses with respect to Utilities (including electricity, gas, water, sewer, telephone) used and consumed on the Property (including the Premises) and shall arrange with each such utility for service and direct billing to Tenant..

     (c) Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof and Landlord shall also provide Tenant with a projected budget for the then current Operating Year. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after written notice from Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

     Provided that there shall then exist no Default of Tenant hereunder, if at the time of reconciliation with respect to any Operating Year, there is an overpayment of estimated amounts by Tenant hereunder, all amounts in excess of the equivalent of two months of such payments shall be reimbursed directly to Tenant. The balance of such overpayments shall be credited as hereinabove provided.

9.3 Within 90 days after Tenant's receipt of the statement described in Section 9.2(c) hereof with respect to a final accounting for any Operating Year and provided that Tenant has paid all Operating Expenses billed by Landlord to Tenant on account of such Operating Year, Tenant shall have the right to inspect Landlord's books and records with respect to Operating Expenses for such Operating Year. Such inspection shall take place at the place where Landlord maintains its books and records for the Property in the ordinary course.

                                   ARTICLE X

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (iii) in connection with the management or use of the Premises or of any business conducted therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. Nothing contained herein shall be deemed or construed to exculpate Landlord from its own negligence or the negligence of Landlord's agents, servants or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE, Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as additional insureds. Tenant's insurance shall include coverage for the contractual liability of Tenant to indemnify Landlord as required in this Article X. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord's said designees without thirty (30) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in
     Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that

     Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD'S INSURANCE. To the extent available at commercially reasonable rates, Landlord shall maintain and keep in effect throughout the term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "all-risk" insurance in an amount equal to the full replacement cost of the Building (exclusive of foundations) and (b) comprehensive general liability insurance in amounts reasonably determined by Landlord. Such coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such deductibles as Landlord may elect.

                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES

11.1 LANDLORD'S RIGHTS. Landlord shall have the right upon reasonable advance notice to Tenant (except in the case of an emergency where no notice shall be required) to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours (except in the case of an emergency where no notice shall be required) to prospective or existing mortgagees, purchasers of any part of the Property. Landlord shall also have the right during the last year of the Term of this Lease to show the Premises to prospective tenants. In exercising its rights pursuant to this Section 11.1, Landlord shall, to the extent within its reasonable control, use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.



                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 LANDLORD'S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within seven (7) months after the expiration of the 60-day period referred to in Section 12.2, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XIII

                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other sums payable as additional charges hereunder when due and such failure shall continue for ten (10) days after written notice of such failure from Landlord to Tenant; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

         then in any such case, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, upon notice to Tenant, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         (c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

         (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

         (e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting.

         (f) Intentionally Omitted.

         (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         (h) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Subject to the provisions of Section 14.27 hereof, Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

         (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord nor any of Landlord's officers, directors, shareholders, employees or agents (original or successor) shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord or any of its officers, directors, shareholders, employees or agents (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

         (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

         (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

         (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. To the extent within its reasonable control, Landlord shall use good faith efforts to avoid unnecessary interference with the Tenant's use of the Premises.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises which are to be performed or observed from and after the date of such transfer.

         (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

         (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder which are to be performed or observed from and after the date of such transfer.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations set forth in Exhibit C attached hereto and those rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Which are to be performed after the date of such transfer.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may be given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid:

         If intended for Landlord, addressed to Landlord at Landlord's Original Address with a copy Addressed to Landlord at 730 Third Avenue, New York, New York 10017 Attention: Douglas Lawrence (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

         If intended for Tenant, addressed to Tenant at Tenant's Original Address and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

         All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request.

         Notwithstanding anything to the contrary contained in this Section 14.15, Tenant shall not be required to subordinate this Lease to any mortgage or the lien of any mortgage or sale and leaseback, nor shall the subordination provided herein be self-operative unless the holder of such mortgage or ground lease, as the case may be, shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage or ground lease, Tenant's possession of the Premises under this Lease shall not be terminated or disturbed by such mortgageholder or ground lessor or anyone claiming under such mortgageholder or ground lessor, as the case may be, so long as Tenant shall not be in default under this Lease. The form of any such agreement shall be the form required by any such mortgagee or ground lessor.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will, within 21 days after request, furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgement that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. Upon Landlord providing Tenant with a copy of the 4500 Permit (as defined in Section 14.30 hereof) and upon expiration of the 20 day appeal period applicable to the issuance of the 4500 Permit, Tenant shall deposit with Landlord a Letter of Credit in the amount and form hereafter described (the "Letter of Credit") to be held and, as applicable, presented, drawn upon and the proceeds thereof retained and applied by Landlord as security for the faithful payment, performance and observance by Tenant of the terms, covenants, provisions, conditions and agreement of Tenant under and pursuant to this Lease. It is agreed and understood that in the event of the occurrence of a Default of Tenant, Landlord may present for payment and draw upon the Letter of Credit and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Basic Rent, Escalation Charges, additional rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Default of Tenant or any failure of tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.

         If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts required hereunder notwithstanding any prior presentation and draw thereon.

         The Letter of Credit must at all times be an "irrevocable clean" commercial Letter of Credit in the amount required by this Lease and payable through a New York City, New York Bank, acceptable to Landlord in Landlord's sole discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. The Letter of Credit shall be and remain presentable and payable for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is 60 days after the last day of the Term of this Lease or (ii) the date which is 60 days after the date of delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) 60 days after the last of Tenant's monetary obligations to Landlord under this Lease have been satisfied in full. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

         indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove (i) all of Tenant's Removable Property and, to the extent specified by Landlord at the time of approval of Tenant's Plans or at the time of the Landlord's consent thereto, all alterations and additions made by Landlord (in connection with Landlord's Work) or Tenant and all partitions wholly within the Premises whether made by Landlord or Tenant; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such reasonable manner as Landlord may see fit, at Tenant's sole cost and expense. Without limitation of the foregoing, upon expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, (i) remove all exhaust hoods and related duct work (regardless of whether installed as part of Landlord's Work, or otherwise) and (ii) remove all so-called "case work" designated as "to be removed" by Landlord in writing at the time of Landlord's approval of Tenant's Plans from the Premises and shall repair any damage to the Building or Premises resulting from the removal of the matters defined in (i) and
         (ii) hereof (ie. restoring same to condition prior to installation).

14.22    SUBSTITUTE SPACE. Intentionally Omitted.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Lynch Murphy Walsh & Partners (""Broker") and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker which Landlord agrees to pay per separate arrangements with the Broker).

14.24 SPECIAL TAXATION PROVISIONS RELATING TO LANDLORD'S TAX STATUS. Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality. Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises, shall enter into any lease, sublease, license, concession or other agreement for use, occupancy, utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization of space, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts for sales) and any such recorded lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.25 HAZARDOUS MATERIALS. (a) Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active (or inert) or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Nothing contained in the preceding sentence shall be deemed or construed to prohibit Tenant from disposing of Hazardous Materials provided that such disposal does not occur on, in, upon or under the Property or the Premises and such Hazardous Materials shall be transported from the Property and disposed of in accordance with all applicable statutes, laws, rules, regulations and ordinances. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by any applicable permit, license or governmental approval issued to Tenant or by the highest standards prevailing in the applicable industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought onto the Property or the Premises any such Hazardous Materials except for use in the ordinary course of Tenant's business.

         Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed pursuant to SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to
         Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended.

         If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials on the Property or the Premises, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement is the result of the acts or omissions of Tenant or Tenant's. agents, servants, employees, invitees or independent contractors or in any manner results from Tenant's use of the Premises.

         In all events, Tenant shall indemnify and save Landlord harmless from and against all liabilities, claims, losses, costs, damages, penalties, fines and expenses (including, without limitation, reasonable fees of attorneys and consultants) which may be made, assessed against or otherwise incurred by Landlord as the result of any release, threat of release or unlawful storage or disposal of Hazardous Materials in, upon, under or from the Premises or the Property if such release, threat of release or unlawful storage or disposal is caused by Tenant or Tenant's agents, servants, employees, contractors or invitees or arising out of Tenant's operations on the Property or in the Premises.

         Landlord expressly reserves the right, exercisable at any time and from time to time, to have its agents or contractors enter the Premises and/or the Property to perform regular inspections and testing as to the presence or existence of Hazardous Materials therein; provided, however, that in exercising its right to enter and perform inspections and testing, Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises. The covenants, agreements and indemnity set forth in this Section 14.25(a) shall survive the expiration or earlier termination of the Term of this Lease.

         (b) Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all "Remediation Costs" (as hereafter defined) sustained or incurred by Tenant in the event that Tenant is required by any state or federal court or administrative agency to effect a remediation and clean-up of Hazardous Materials now existing or hereafter located on the Premises or Property unless such Hazardous Materials are present or released on the Property or the Premises as the result of (i) the acts or omissions of Tenant or any of Tenant's agents, servants, employees, contractors or invitees or (ii) Tenants operations on the Property. As used herein, the term "Remediation Costs" shall mean all reasonable costs or expenses of remediation and clean-up of such Hazardous Materials which Tenant may incur as the result of an order of the Massachusetts Department of Environmental Protection, the U.S. Environmental Protection Agency, any State or Federal Court of competent jurisdiction or any regulatory agency of competent jurisdiction requiring that Tenant effect a remediation of Hazardous Materials on the Property provided that the presence or existence of such Hazardous Materials is not the result of (i) the acts or omissions of Tenant or any of Tenant's agents, servants, employees, contractors or invitees or (ii) Tenant's operations on the Property. The provisions of this Section 14.25(b) shall survive any termination or expiration of the Term of this Lease.

14.26 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.27 PERMITTED SIGNAGE. Subject to the terms and conditions hereafter set forth and to all applicable building codes, ordinances, by-laws, zoning codes and land use restrictions, Landlord has agreed that Tenant may (to the extent permitted by applicable law) erect one sign on the exterior facade of the Premises and one "monument sign" on the Property in the front of the Building (the "Exterior Signs"). It is hereby expressly agreed and understood that the Exterior Signs shall consist only of Tenant's name and logo and shall be in the form, size and style set forth in Exhibit G hereof. In addition, Tenant shall be permitted to erect "parking" and "Delivery" indicator signs ("Directional
         Signs") with the consent of Landlord. Landlord hereby reserves the right to review and approve the content, size, color, manner of illumination and location of the Exterior Signs and the Directional Signs, which approval may be granted or denied by Landlord and with such additional conditions as Landlord may deem appropriate in its discretion.

         Tenant shall be responsible (at its sole cost and expense) for obtaining all necessary governmental permits, approvals and authorizations for the approved Exterior Signs and Directional Signs. Copies of all such permits, approvals and authorizations shall be delivered to Landlord prior to Tenant performing any work. In addition, Tenant shall, at its sole cost and expense,

         (i) pay for all work and materials, permits, and approvals necessary for the erection of the Exterior Signs and Directional Signs (ii) continuously throughout the Term of this Lease, maintain and repair the Exterior Signs and Directional Signs and (iii) upon any expiration or earlier termination of the Term of this Lease, remove the Exterior Signs and Directional Signs from the Property, repairing any and all damage to the Building and Premises and the Property resulting from the installation and removal of such Exterior Signs and Directional Signs.

         It is expressly agreed and understood that Landlord shall not be responsible for any costs or expenses in any way pertaining or related to the installation, repair, maintenance or removal of the Exterior Signs and Directional Signs. The provisions of Article V of the Lease shall be applicable to Tenant's installation of the Exterior Signs and Directional Signs. Landlord makes no representation or warranty as to whether the Exterior Signs and Directional Signs will be permitted by applicable laws, ordinances or codes.

14.28 NET LEASE. This is, and is intended to be, a Net Lease, and accordingly, except as expressly otherwise provided for herein, all charges, assessments and impositions made upon the Property and all costs, expenses and other obligations paid or incurred by Landlord of any kind or nature whatsoever in insuring, maintaining and/or repairing the Premises or the Building or the Property or any additions to the Building shall be included in determining Landlord's costs of which Tenant is obligated to pay a pro rata share or the entirety, as the case may be, as provided hereinabove.

14.29 OPTION TO EXTEND. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for one
         (1) additional consecutive period of five (5) years (hereinafter referred to as the "Extension Period"), provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such option at least twelve (12) full calendar months prior to the expiration of the Initial Term (b) no Default of Tenant shall exist at the time of giving each applicable notice and the commencement of the applicable Extension Period and (c) the Original Tenant named herein is itself occupying the entire Premises both at the time of giving the applicable notice and at the time of commencement of such Extension Period. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further attention on the part of either Landlord or Tenant except as may be required in order to determine Basic Rent as hereafter set forth. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above.

         If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

         The Basic Rent payable for each twelve (12) month period during the Extension Period shall be the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the Basic Rent per annum payable for and with respect to the last 12 calendar months of the Initial Term. "Fair Market Rental Value" shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed in comparable space and buildings located in Chelmsford, MA. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) and lease term. In no event shall the Basic Rent payable with respect to any Lease Year during the Extension Period be less than the Basic Rent payable during the last 12 calendar months of the Initial Term.

         Dispute as to Fair Market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Fair Market Rental Value at least ten (10) months prior to the date upon which the Fair Market Rental Value is to take effect, then the Fair Market Rental Value shall be determined by appraisal as follows: The Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least nine (9) months prior to the commencement of the period for which Fair Market Rental Value is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Fair Market Rental Value for the applicable Extension Period and if, within fifteen
         (15) days after both appraisers are designated, the two appraisers do not agree upon the Fair Market Rental Value, then each appraiser shall, not later than thirty (30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Fair Market Rental Value as determined by each such appraiser taking into account the factors set forth in this
         Section 14.29. If the lower of the two determinations of Fair Market Rental Value as determined by such two appraisers is equal to or greater than 90% of the higher of the Fair Market Rental Value as determined by such two appraisers, the Fair Market Rental Value shall be deemed to be the average of such Fair Market Rental Value as set forth in such two determinations. If the lower determination of Fair Market Rental Value is less than 90% of the higher determination of Fair Market Rental Value, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. If the two appraisers cannot agree on the identity of the third Qualified Appraiser at least five (5) months prior to commencement of the period for which Fair Market Rental Value is to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association ("AAA") sitting in Boston, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Fair Market Rental Value for the Premises taking into account the factors set forth in this Section 14.29 and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Fair Market Rental Value of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rental Value for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Fair Market Rental Value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As indicated above, in no event shall the Fair Market Rental Value be less than the Basic Rent applicable to the 12 calendar month period immediately preceding the commencement of the Extension Period. As used herein, the term "Qualified Appraiser" shall mean any disinterested person (a) who is employed by an appraisal firm of recognized competence in the greater Boston area, (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. If, for any reason, Fair Market Rental Value shall not have been determined by the time of commencement of the Extension Period and until such rent is determined, Tenant shall pay Basic Rent during the Extension Period in an amount (the "Interim Rent") as specified by Landlord's appraiser and upon receipt of a final determination of Fair Market Rental Value as hereinabove set forth, any overpayment or underpayment of Interim Rent shall be paid promptly to the party entitled to receive the same.

14.30 4500 PERMIT. Upon execution and delivery of this Lease by Tenant, Landlord shall promptly file and use good faith efforts to promptly obtain an application for a Special Permit pursuant to Section 4500 of the Town of Chelmsford Zoning By-law (the "4500 Permit"). In the event that (i) Landlord's application for the 4500 Permit is denied or (ii) Landlord shall, for any reason, fail to obtain the 4500 Permit on or before the date which is 90 days after the date of execution of this Lease by Tenant (as evidenced by the signature page of this Lease) or
         (iii) after issuance of the 4500 Permit, any party shall, for any reason, file an appeal objecting to the issuance of the 4500 Permit, Landlord shall promptly provide Tenant with written notice of such denial, failure to obtain or appeal of the issuance of the 4500 Permit (a "Notice of Denial"). Upon the giving of a Notice of Denial, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other party (a "4500 Termination Notice") given no later than 7 Business Days after the giving of the Notice of Denial by Landlord, which termination shall be effective immediately upon receipt by the addressee provided that such notice is duly given pursuant to
         Section 14.12 of this Lease. In the event that either party shall give the other a 4500 Termination Notice within the time and manner herein provided, time being of the essence, this Lease, and all of the rights and obligations of the parties hereunder shall cease and come to an end and this Lease shall have no further force or affect. Tenant hereby agrees to cooperate with Landlord in connection with the application for the 4500 Permit including, without limitation, the provision of information and documentation regarding the content of the Construction Documents which may be necessary for prosecution of the application.

         All costs and expenses incurred by Landlord including, without limitation, all application fees, engineering fees, legal fees and architectural fees shall be borne by Landlord but shall be paid through and as a portion of the Allowance (as defined in Article IV) in the event that the Lease shall not be terminated pursuant to the provisions of this Section 14.30.

         Tenant hereby agrees to promptly commence its preparation of the Construction Documents and hereby agrees that it shall bear all costs and expenses attributable to preparation of the Construction Documents in the event this Lease shall be terminated by either party pursuant to the provisions of this Section 14.30. Nothing contained herein shall be deemed to delay or extend the Construction Document Delivery Date (as defined in Article I hereof).

         It is agreed and understood that Landlord need not appeal any decision of the Planning Board in the event that the Landlord's application for the 4500 Permit is denied (or deemed denied) in the first instance by the Planning Board, it being agreed and understood that Landlord need only file an application for such 4500 Permit, appear at the applicable hearing and await the decision of the Planning Board. It is agreed and understood that no further appeals or further action need be taken by L'12andlord in connection with obtaining such 4500 Permit. In no event shall Tenant file an application for Special Permit pursuant to Section 4500 of the Town of Chelmsford Zoning By-law.

14.31 ACCESS TERMINATION RIGHT. Vehicular access and egress to and from the Property is presently provided over Alpha Road and the Access Easements (as defined in Section 2.2 hereof). Alpha Road is presently a dedicated public way over a portion of its course and a private way over the remainder of its course. In the event that access and egress to and from the Property over Alpha Road or the Access Easements shall be terminated and Landlord is unable to provide Tenant with alternative vehicular access and egress to and from the Property, the Tenant shall have the right, subject to the terms and provisions of this Section 14.31, to terminate this Lease by written notice to Landlord (an "Access Termination Notice"). Upon the giving of an Access Termination Notice by Tenant, this Lease shall terminate effective as of the 180th day following the giving of such Access Termination Notice unless, within such 180 day period, Landlord shall provide Tenant with alternative legal vehicular access and egress to the Property to and from a public way or shall restore vehicular access to and from a public way over Alpha Road and the Access Easements. Tenant shall promptly give Landlord notice of any claim by and party that Tenant is prohibited from using Alpha Road or the Access Easements for access to and egress from the Property.

         From and after the date of an Access Termination Notice, Basic Rent and Escalation Charges payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such termination of access to and from the Property, there is interference with Tenant's use of the Premises having regard to the nature and extent to which Tenant may be required to discontinue Tenant's use of all or any portion of the Premises due to the termination of legal means of access and egress to and from the Property. Such abatement or reduction shall end when Landlord shall restore such legal access to and from a public way with alternative or substituted legal access (temporary or otherwise). In no event shall Landlord have any liability for damages to Tenant for any inconvenience, annoyance or interruption of business arising from such termination of access to and from the Property. The abatement of rent and the right of termination provided in this paragraph shall be Tenant's sole and exclusive right and remedy against Landlord arising from any termination of legal means of access to and from the Property for any reason.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                       TENANT:

                                       ESA, INC.

Dated: JAN. 21, 1994                   By:     [SIG]
      --------------                         ------------------------------
                                       Its:    President
                                             ------------------------------

                                       By:     [SIG]
                                             ------------------------------
                                       Its:    Vice President
                                             ------------------------------

                                       LANDLORD:

                                       TEACHERS REALTY CORPORATION

Dated:                                 By:     /s/ NICHOLAS E. STOLATIS
      --------------                         ------------------------------
                                       Its:    ASSISTANT SECRETARY
                                             ------------------------------

                                  [FLOOR PLAN]

                                  First Floor
                                     Vacant




                                 22 ALPHA ROAD
                                 CHELMSFORD, MA
                                   57,778 sf

                                                                       EXHIBIT A


                                  [FLOOR PLAN]

                                  Second Floor
                                     Vacant




                                 22 ALPHA ROAD
                                 CHELMSFORD, MA
                                   57,778 sf

                                     EXHIBIT C

                            RULES AND REGULATIONS


     1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises

     2. No sign, advertisement, notice or other lettering shall, be exhibited,
inscribed, painted or affixed by Tenant on any p    of the demised premises or
Building so as to be visible from outside the demised premises without the
prior written consent          Landlord, which will not be unreasonably withheld
or delayed

                In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge expense incurred in such removal to Tenant, as additional rent

     3. Except as otherwise expressly provided in this Lease

        No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised
premises or any outside wall                the Building without the prior
written consent of Landlord, w    will not be unreasonably withheld or delayed
so long as said awning or other item conforms to similar items installed in
o   upon other portions of the Building. Such awnings, curtains, blinds, shades,
screens or other projections must be of a         a type, design and color, and
attached in the manner, approved           Landlord.

     4. The water and wash closets and other plumbing fixtures sha11 not be used for any purposes other than those for which were designed and constructed, and no sweepings, rubbish, raq , acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for the discharge of so-called sanitary waste. All damage resulting in any misuse of said fixtures and/or plumbing system by Tenant of anyone claiming under Tenant shall be borne by Tenant.

     5. Tenant must, upon the termination of its tenancy,        to Landlord all
locks, cylinders and keys to the demised pre  , and any offices therein.

     6. Tenant shall keep any sidewalks and planters in fr   the demised
promises reasonably free and clear of litter and refuse, regardless of the source thereof.

     7. Tenant shall, tit Tenant's expense, provide artificial light and electric current for the employees of Landlord and Landlord's contractors while making repairs or alterations in demised promises.

     8. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those
having business with the         whether by use of any musical instrument,
radio, machine, or in any other way.

     9. Canvassing, soliciting, and peddling in the Building a prohibited and Tenant shall cooperate to prevent the same.

     10. Tenant shall keep the demised premises free at all ti of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers of a type approved by Landlord, such containers to be kept at locations designated by Landlord. Tenant shall cause such containers to be emptied whenever necessary to prevent them from overflowing or from producing any objectionable odors.

     11. Landlord reserves the right to rescind, alter, waive and/or establish any reasonable rules and regulations of uniform application to all tenants which, in its judgement, are necessarily desirable or proper for its best interests and the best interest of the occupants of the Building.

     12. The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purposes other than ingress and egress.

                                    EXHIBIT E

                     (ITEMS INCLUDED IN OPERATING EXPENSES)



     Without limitation, Operating Expenses shall include:

     1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents in connection with the operation, repair, maintenance of the Property, and its mechanical systems including, without limitation, day and night supervisors, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably allocated by Landlord among the Property and such other properties.

     2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

     3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

     4. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

     5. If during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year, an annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

     6. Betterment or special assessments provided the same are apportioned equally over the longest period permitted by law.

     7. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance and protection of the Property.

     8. Management Fees payable to contractors or managers for operation and management of the Building. All management fees not directly related to the management, operation, maintenance, administration or upkeep of the Property shall be excluded from Operating Expenses.

     9.  Intentionally Omitted;

     10. Usual and customary management fees and other reasonable legal or other professional fees relating to the operation and management of the Property.

                                    EXHIBIT F

                       TENANT'S JANITORIAL SPECIFICATIONS

EACH VISIT

1.  Empty all trash.

2.  Replace liners as needed.

3.  Empty and wash all ashtrays.

4.  Dust all flat surfaces and cleared desks.

5.  Clean glass doors.

6.  Clean kitchen and coffee areas.

7. Thoroughly clean restrooms and restock with soap and paper supplies.

8.  Vacuum all carpeting.

9.  Dust mop tile floors.

10. Damp mop tile floors.

11. Spray buff tile floors: as needed.

12. Turn off all lights, lock doors and leave premises in orderly condition.

    The above services are to be performed by Tenant Monday-Friday of each week.

                                                                       EXHIBIT G





                                SIGN ON BUILDING

                                [ESA INC. LOGO]

              Individual bird (blue) and letters (silver)-backlit




                                 MONUMENT SIGN

                                [ESA INC. LOGO]

                             ESA Laboratories, Inc.

                                 22 Alpha road


                           Blue metal sign with white
                         letters on black/bronze posts

                                  EXHIBIT "J"

                      FORM OF TENANT ESTOPPEL CERTIFICATE

Landlord:                       Teachers Realty Corporation

Tenant:                         ESA, Inc.

Premises:                       22 Alpha Road Chelmsford, MA

Original Lease Dated:           January 21, 1994

Amendments:

The undersigned Tenant under the above-referenced Lease as Amended (the "Lease") hereby confirms to W9/TIB Real Estate Limited Partnership ("Purchaser"), as the prospective purchaser of the real property of which the premises demised under the Lease is a part (the "Premises"), and to the Lender providing financing to Purchaser in connection with any loan secured by a mortgage of such real property ("Lender"), as follows:

         1. Tenant is the tenant under a lease covering the Premises. A true and correct copy of the Lease covering the premises. A true and correct copy of the Lease and all amendments thereto are attached thereto.

         2. The term of the lease commenced on September 1, 1994 and expires on August 31, 2004. Tenant is in possession of the Premises.

         3. The rent under the Lease has been paid through October 31, 1997. No rents have been prepaid more than thirty (30) days in advance of their due date except as provided by the Lease, and Tenant has not asserted and has no actual knowledge of any claim against the Landlord under the Lease that might be set-off or credited against future accruing rents.

         4. All obligations and conditions under the Lease to be performed to date by Landlord have been satisfied, including, without limitation, any construction and/or work -letter obligations, except as follows: N/A

               Tenant has on deposit with the Landlord a security deposit in the amount of $ Letter of Credit, current amount $75,000.

         5. To the best of the undersigned's knowledge, there is no existing event of default on the part of the Landlord.

         6.    There exists no default on the part of Tenant.

         7. The Lease is valid and in full force and effect and represents the entire agreement between the parties, and the Lease has (check one):
               (X) not been amended, modified, supplemented, extended, renewed or assigned.
               ( ) been amended, modified, supplemented, extended, renewed or assigned as set forth in the agreements set forth on page 1 of this certificate.

         9. Tenant has not assigned, transferred, or pledged the Lease or any interest therein or sublet any portion of the Premises except N/A.

         10. The address for notices to be sent to Tenant is as set forth in the Lease.
                                          Tenant: ESA, Inc.

Dated: October 28, 1997.                  By: /s/ Walter DiGiusto
      ----------------------                 ----------------------------------
                                          Name: Walter DiGiusto
                                               --------------------------------
                                          Title: President
                                                -------------------------------

                                   EXHIBIT B

                                DEMISED PREMISES

                                  [FLOOR PLAN]

                               Second Floor Plan